Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. “333-252897”) of Pharvaris N.V. of our report dated April 29, 2021 relating to the financial statements, which appears in this Form 20-F.

/s/ R.M.N. Admiraal RA

PricewaterhouseCoopers Accountants N.V.

Eindhoven, The Netherlands

April 29, 2021